EXHIBIT 4.2

                            FORM OF SERIES SUPPLEMENT

                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                                    Company,

                        RESIDENTIAL FUNDING COMPANY, LLC,

                                Master Servicer,

                                       and

                       [________________________________],

                                     Trustee

                               SERIES SUPPLEMENT,

                    Dated as of [_________________] 1, 20[__]

                                       TO

                                STANDARD TERMS OF

                         POOLING AND SERVICING AGREEMENT

                    Dated as of [_________________] 1, 20[__]

                       Mortgage Pass-Through Certificates

                              Series 20[__]-S[___]

                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I             DEFINITIONS...............................................................................  3

         Section 1.01          Definitions......................................................................  3

         Section 1.02          Use of Words and Phrases......................................................... 12

ARTICLE II            ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES................ 13

         Section 2.01          Conveyance of Mortgage Loans..................................................... 13

         Section 2.02          Acceptance by Trustee............................................................ 13

         Section 2.03          Representations, Warranties and Covenants of the Master Servicer and the
                               Company.......................................................................... 13

         Section 2.04          Representations and Warranties of Residential Funding............................ 15

         Section 2.05          Execution and Authentication of Class R Certificates............................. 16

         Section 2.06          [RESERVED]....................................................................... 16

         Section 2.07          [RESERVED]....................................................................... 16

         Section 2.08          Purposes and Powers of the Trust................................................. 16

         Section 2.09          Agreement Regarding Ability to Disclose.......................................... 16

ARTICLE III           ADMINISTRATION AND SERVICING OF MORTGAGE LOANS............................................ 17

         Section 3.01          Master Servicer to Act as Servicer............................................... 17

         Section 3.02          Subservicing Agreements Between Master Servicer and Subservicers;
                               Enforcement of Subservicers' and Sellers' Obligations............................ 17

         Section 3.03          Successor Subservicers........................................................... 18

         Section 3.04          Liability of the Master Servicer................................................. 18

         Section 3.05          No Contractual Relationship Between Subservicer and Trustee or
                               Certificateholders............................................................... 18

         Section 3.06          Assumption or Termination of Subservicing Agreements by Trustee.................. 18

         Section 3.07          Collection of Certain Mortgage Loan Payments; Deposits to Custodial
                               Account.......................................................................... 18

         Section 3.08          Subservicing Accounts; Servicing Accounts........................................ 18

         Section 3.09          Access to Certain Documentation and Information Regarding the Mortgage
                               Loans............................................................................ 18

         Section 3.10          Permitted Withdrawals from the Custodial Account................................. 18

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                Page
         Section 3.11          Maintenance of the Primary Insurance Policies; Collections Thereunder............ 18

         Section 3.12          Maintenance of Fire Insurance and Omissions and Fidelity Coverage................ 18

         Section 3.13          Enforcement of Due-on-Sale Clauses; Assumption and Modification
                               Agreements; Certain Assignments.................................................. 18

         Section 3.14          Realization Upon Defaulted Mortgage Loans........................................ 18

         Section 3.15          Trustee to Cooperate; Release of Custodial Files................................. 18

         Section 3.16          Servicing and Other Compensation; Compensating Interest.......................... 18

         Section 3.17          Reports to the Trustee and the Company........................................... 18

         Section 3.18          Annual Statement as to Compliance................................................ 19

         Section 3.19          Annual Independent Public Accountants' Servicing Report.......................... 19

         Section 3.20          Rights of the Company in Respect of the Master Servicer.......................... 19

         Section 3.21          Administration of Buydown Funds.................................................. 19

         Section 3.22          Advance Facility................................................................. 19

ARTICLE IV            PAYMENTS TO CERTIFICATEHOLDERS............................................................ 20

         Section 4.01          Certificate Account.............................................................. 20

         Section 4.02          Distributions.................................................................... 20

         Section 4.03          Statements to Certificateholders; Statements to Rating Agencies; Exchange
                               Act Reporting.................................................................... 28

         Section 4.04          Distribution of Reports to the Trustee and the Company; Advances by the
                               Master Servicer.................................................................. 28

         Section 4.05          Allocation of Realized Losses.................................................... 28

         Section 4.06          Reports of Foreclosures and Abandonment of Mortgaged Property.................... 29

         Section 4.07          Optional Purchase of Defaulted Mortgage Loans.................................... 29

         Section 4.08          Surety Bond...................................................................... 29

ARTICLE V             THE CERTIFICATES (SEE ARTICLE V OF THE STANDARD TERMS).................................... 30

ARTICLE VI            THE COMPANY AND THE MASTER SERVICER (SEE ARTICLE VI OF THE STANDARD TERMS)................ 31

ARTICLE VII           DEFAULT (SEE ARTICLE VII OF THE STANDARD TERMS)........................................... 32


ARTICLE VIII          CONCERNING THE TRUSTEE (SEE ARTICLE VIII OF THE STANDARD TERMS)........................... 33

ARTICLE IX            TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES (SEE ARTICLE IX OF THE
                      STANDARD TERMS)........................................................................... 34

ARTICLE X             REMIC PROVISIONS.......................................................................... 35

         Section 10.01         REMIC Administration............................................................. 35

         Section 10.02         Master Servicer; REMIC Administrator and Trustee Indemnification................. 35

         Section 10.03         Designation of REMIC(s).......................................................... 35

         Section 10.04         Distributions on the Uncertificated Class A-V REMIC Regular Interests............ 35

         Section 10.05         Compliance with Withholding Requirements......................................... 36

ARTICLE XI            MISCELLANEOUS PROVISIONS.................................................................. 37

         Section 11.01         Amendment........................................................................ 37

         Section 11.02         Recordation of Agreement, Counterparts........................................... 37

         Section 11.03         Limitation on Rights of Certificateholders....................................... 37

         Section 11.04         Governing Laws................................................................... 37

         Section 11.05         Notices.......................................................................... 37

         Section 11.06         Required Notices to Rating Agency and Subservicer................................ 38

         Section 11.07         Severability of Provisions....................................................... 38

         Section 11.08         Supplemental Provisions for Resecuritization..................................... 38

         Section 11.09         Allocation of Voting Rights...................................................... 38

         Section 11.10         No Petition...................................................................... 38

ARTICLE XII           COMPLIANCE WITH REGULATION AB (SEE ARTICLE XII OF THE STANDARD TERMS)..................... 39

EXHIBITS


Exhibit One:   Mortgage Loan Schedule (Available from the Company upon request.)
Exhibit Two:   Schedule of Discount Fractions (Available from the Company upon request.)
Exhibit Three: Information to be Included in Monthly Distribution Date Statement Exhibit Four: Standard Terms of Pooling and Servicing Agreement dated as of
               [___________________] 1, 20[__]

      This is a Series Supplement, dated as of [ ] 1, 20[ ] (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of [ ] 1, 20[ ] and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING COMPANY, LLC, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and [ ], as Trustee (together with its permitted successors and assigns, the "Trustee").

                              PRELIMINARY STATEMENT

      The Company intends to sell Mortgage Pass-Through Certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. As provided herein, the REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes.

      The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. Any cross-reference to a section of the Pooling and Servicing Agreement, to the extent the terms of the Standard Terms and Series Supplement conflict with respect to that section, shall be a cross-reference to the related section of the Series Supplement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of the Series Supplement.

      The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                             Aggregate
                              Initial
                 Pass-      Certificate
                Through     Principal                                            Maturity                         Minimum
Designation      Rate         Balance              Features(1)                     Date          [S&P/Fitch]  Denominations(2)
-----------      ----         -------              -----------              -------------------  -----------  ----------------
[Class A-1     [       ]%  $[         ]         Senior/Fixed Rate           [          ] 20[  ]     AAA/AAA     $[100,000.00
 Class A-2     [       ]%  $[         ]         Senior/Fixed Rate           [          ] 20[  ]     AAA/AAA     $100,000.00
 Class A-3     [       ]%  $[         ]         Senior /Fixed Rate          [          ] 20[  ]     AAA/AAA     $100,000.00
 Class A-4     [       ]%  $[              Senior/Lockout/Fixed Rate        [          ] 20[  ]     AAA/AAA     $100,000.00
 Class A-P       0.00%     $[         ]        Senior/Principal Only        [          ] 20[  ]     AAA/AAA     $100,000.00
 Class A-V     Variable       Notional   Senior/Interest Only/Variable Rate [          ] 20[  ]     AAA/AAA    $2,000,000.00
                 Rate
  Class R      [       ]%  $[               Senior/Residual/Fixed Rate      [          ] 20[  ]     AAA/AAA          (3)
 Class M-1     [       ]%  $[         ]        Mezzanine/Fixed Rate         [          ] 20[  ]      NA/AA      $100,000.00
 Class M-2     [       ]%  $[         ]        Mezzanine/Fixed Rate         [          ] 20[  ]      NA/A       $250,000.00
 Class M-3     [       ]%  $[         ]        Mezzanine/Fixed Rate         [          ] 20[  ]     NA/BBB      $250,000.00
 Class B-1     [       ]%  $[         ]      Subordinate/Fixed Rate         [          ] 20[  ]      NA/BB      $250,000.00
 Class B-2     [       ]%  $[         ]      Subordinate/Fixed Rate         [          ] 20[  ]      NA/B       $250,000.00
Class B-3]     [       ]%  $[         ]      Subordinate/Fixed Rate         [          ] 20[  ]      NA/NA]     $250,000.00]


      The Mortgage Loans have an aggregate  principal  balance as of the Cut-off
Date of $[          ].

      In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


--------
(1) The Certificates, other than the Class B and Class R Certificates shall be Book-Entry Certificates. The Class B Certificates and the Class R Certificates shall be delivered to the holders thereof in physical form.
(2) The Certificates, other than the Class R Certificates, shall be issuable in minimum dollar denominations as indicated above (by Certificate Principal Balance or Notional Amount, as applicable) and integral multiples of $1 (or $1,000 in the case of the Class B-1, Class B-2 and Class B-3 Certificates) in excess thereof, except that one Certificate of any of the Class B-1, Class B-2 and Class B-3 Certificates that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum denomination set forth above and such uneven multiple for such Class or the sum of such denomination and an integral multiple of $1,000.
(3) The Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

      Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A)
$[        ] over (B) the aggregate amount of Bankruptcy  Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

            (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

                  (A) the  greater  of (i) [            ]  times  the  aggregate
            principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary (other than Additional Collateral Loans, if any) having a Loan-to-Value Ratio at origination which exceeds
            75% and (ii) $[           ]; and

                  (B) the greater of (i) the  product of (x) an amount  equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans, if any) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the
            Mortgage Pool as of the Relevant Anniversary, and (ii) $[        ],

            over

            (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section
      4.05 since the Relevant Anniversary.

      The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California, the State of Illinois or the City of St. Paul, Minnesota (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

      Certificate: Any Class A, Class M, Class B or Class R Certificate.

      Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "[ ], as trustee, in trust for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 20[ ]-S[ ]" and which must be an Eligible Account.

      Class A Certificate: Any one of the Class [A-1, Class A-2, Class A-3, Class A-4, Class A-P or Class A-V] Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

      Class A-P Principal Distribution Amount: As defined in Section 4.02(b)(i).

      Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in the related REMIC for purposes of the REMIC Provisions.

      Closing Date:  [                    ], 20[  ].

      Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this
Agreement  is  located  at  [               ],  [Trustee  Address],   Attention:
Structured Finance/RFMSI 2006-S11.

      Cut-off Date:  [                   ] 1, 20[  ].

      Determination Date: With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

      Discount Net Mortgage Rate:  [          ]% per annum.

      Due Period: With respect to each Distribution Date and any Mortgage Loan, the calendar month of such Distribution Date.

      Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) of this Series Supplement), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) of this Series Supplement) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

      Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date, an amount equal to [ ]% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination, (Y) prior to the second anniversary of the Cut-off Date, an amount equal to [ ]% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination and (Z) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) [ ]% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

      The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

      Initial  Monthly  Payment  Fund:  $[            ]  representing  scheduled
principal amortization and interest at the Net Mortgage Rate during the month of
[          ] 20[   ], for those  Mortgage  Loans for which the Trustee  will not be entitled to receive such payment in accordance with the definition of "Trust Fund". The Initial Monthly Payment Fund will not be part of any REMIC.

      Initial Notional Amount: With respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans relating to the Uncertificated Class A-V REMIC Regular Interests corresponding to such Class or Subclass on such date.

      Initial Subordinate Class Percentage: With respect to each Class of related Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such related Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

         Class M-1:  [      ]%                   Class B-1:  [      ]%
         Class M-2:  [      ]%                   Class B-2:  [      ]%
         Class M-3:  [      ]%                   Class B-3:  [      ]%

      Interest Accrual Period: With respect to any Certificates and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

      Interest Only Certificates: Any one of the Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

      Lockout Amount: With respect to any Distribution Date, an amount equal to the product of (i) the Lockout Percentage for that Distribution Date, (ii) the Lockout Priority Percentage for that Distribution Date, and (iii) the portion of the Senior Principal Distribution Amount available for distribution pursuant to
Section 4.02(b)(ii)(B).

      Lockout Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, (i) the numerator of which is the Certificate Principal Balance of the Class A-4 Certificates and (ii) the denominator of which is the aggregate Certificate Principal Balance of the Class A-2, Class A-3 and Class A-4 Certificates.

      Lockout Priority Percentage:  For any Distribution Date occurring prior to
the  Distribution  Date in [          ] 20[   ], 0%. For any  Distribution  Date
occurring after the first five years following the Closing Date, a percentage determined as follows: (i) for any Distribution Date during the sixth year after the Closing Date, [30]%; (ii) for any Distribution Date during the seventh year after the Closing Date, [40]%; (iii) for any Distribution Date during the eighth year after the Closing Date, [60]%; (iv) for any Distribution Date during the ninth year after the Closing Date, [80]%; and (v) for any Distribution Date thereafter, 100%.

      Maturity Date: With respect to each Class of Certificates, the Distribution Date in [ ] 20[ ], which is the Distribution Date in the month immediately following the latest scheduled maturity date of any Mortgage Loan.

      Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

      (a)   the Mortgage Loan identifying number ("RFC LOAN #");
      (b)   the maturity of the Mortgage Note ("MATURITY DATE");
      (c)   the Mortgage Rate ("ORIG RATE");
      (d)   the Subservicer pass-through rate ("CURR NET");
      (e)   the Net Mortgage Rate ("NET MTG RT");
      (f)   the Pool Strip Rate ("STRIP");

      (g) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");
      (h)   the Cut-off Date Principal Balance ("PRINCIPAL BAL");
      (i)   the Loan-to-Value Ratio at origination ("LTV");
      (j) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");
      (k) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and
      (l) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

      Non-Discount Mortgage Loan: The mortgage loans other than the Discount Mortgage Loans.

      Notional Amount: As of any Distribution Date with respect to any Class A-V Certificates, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). For federal income tax purposes, as of any Distribution Date, with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated Class A-V REMIC Regular Interests corresponding to such Class or Subclass as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date).

      Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-V Certificates and the Principal Only Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date other than the initial Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date. With respect to the Class A-V Certificates and the initial Distribution Date, the Pass-Through Rate
is  equal  to [     ]%  per  annum.   With respect to any Subclass of Class A-V
Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated Class A-V REMIC Regular Interests represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-Off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

      Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

      Prepayment Assumption: A prepayment assumption of [350]% of the prepayment speed assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The prepayment speed assumption assumes a constant rate of prepayment of Mortgage Loans of [0.2]% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans, increasing by an additional [0.2]% per annum in each succeeding month until the thirtieth month, and a constant [6]% per annum rate of prepayment thereafter for the life of the Mortgage Loans.

      Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

      (i) For any Distribution Date prior to the Distribution Date in [ ] 20[ ] (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) have been reduced to zero), 0%.

      (ii) For any Distribution Date for which clause (i) above does not apply, and on which any Class of Subordinate Certificates is outstanding with a Certificate Principal Balance greater than zero:

                  (a) in the case of the Class of Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal
            Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal
            Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                  (b)  in  the  case  of  each   other   Class  of   Subordinate
            Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

      (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate

            Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage");
            (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus
            (2) the related Adjustment Percentage.

      Principal Only Certificates: Any one of the Class A-P Certificates.

      Record Date: With respect to each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

      Senior  Certificate:  Any  one of the  Class  A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D, respectively.

      Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

      Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) (excluding any amount distributable pursuant to Section 4.02(b)(i)(E)) (or, on or after the Credit Support Depletion Date, the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c)) and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y).

      Special  Hazard  Amount:  As of any Distribution  Date, an amount equal to
$[         ] minus the sum of (i) the aggregate  amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such
anniversary,  (ii) the  product of [        ]%  multiplied  by  the
outstanding  principal  balance of all Mortgage Loans on the  Distribution  Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of [ ]% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to [ ]% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

      The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

      Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A) of this Series Supplement (without giving effect to the Senior Percentage) to the extent not payable to the Senior Certificates; (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) of this Series Supplement (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates; (iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) the sum of (i) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (ii) the Capitalization Reimbursement Amount for such Distribution Date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Subordinate Principal Distribution Amount for such Class of Subordinate Certificates, without giving effect to this clause (b)(ii), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

      Trust Fund: The segregated pool of assets consisting of:

      (i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

      (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off Date) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund but not including amounts on deposit in the Initial Monthly Payment Fund,

      (iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

      (iv) the hazard insurance policies and Primary Insurance Policies, if any,

      (v)   the Initial Monthly Payment Fund, and

      (vi)  all proceeds of clauses (i) through (vi) above.

      Uncertificated Accrued Interest: With respect to each Distribution Date, as to each Uncertificated Class A-V REMIC Regular Interest, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the related classes of Certificates if the Pass-Through Rate on such Classes were equal to the related Uncertificated Class A-V REMIC Pass-Through Rate and the notional amount of such uncertificated interest were equal to the related Uncertificated Class A-V REMIC Notional
Amount, and any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest Shortfalls, Realized Losses or other amounts to the Class A-V Certificateholders pursuant to Section 4.05 hereof shall be allocated to the Uncertificated Class A-V REMIC Regular Interests pro rata in accordance with the amount of interest accrued with respect to each related Uncertificated REMIC Notional Amount and such Distribution Date.

      Uncertificated Class A-V REMIC Notional Amount: With respect to each Uncertificated Class A-V REMIC Regular Interest, the Stated Principal Balance of the related Mortgage Loan.

      Uncertificated Class A-V REMIC Pass-Through Rate: With respect to each Uncertificated Class A-V REMIC Regular Interest, a per annum rate equal to the Pool Strip Rate with respect to the related Mortgage Loan.

      Uncertificated Class A-V REMIC Regular Interest Distribution Amounts: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated Class A-V REMIC Regular Interests for such Distribution Date pursuant to Section 4.08(a).

      Uncertificated Class A-V REMIC Regular Interests: The [1161] uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from [1 to 1161], each relating to the particular Non-Discount Mortgage Loan identified by sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

      Section 1.02 Use of Words and Phrases.

      "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

      References in the Pooling and Servicing Agreement to "interest" on and "principal" of the Mortgage Loans shall mean, with respect to the Sharia Mortgage Loans, amounts in respect profit payments and acquisition payments, respectively.

                                   ARTICLE II

                    ARTICLE II CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

      Section 2.01 Conveyance of Mortgage Loans. (See Section 2.01 of the Standard Terms)

      Section  2.02  Acceptance  by Trustee.  (See  Section 2.02 of the Standard
                     Terms)

      Section 2.03 Representations, Warranties and Covenants of the Master Servicer and the Company.

      (a) For representations, warranties and covenants of the Master Servicer, see Section 2.03(a) of the Standard Terms.

      (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

            (i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

            (ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

            (iii) The Mortgage Loans are fully-amortizing (subject to interest only periods, if applicable), fixed-rate mortgage loans with level Monthly Payments due, with respect to a majority of the Mortgage Loans, on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

            (iv) To the best of the Company's knowledge, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that (a) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (b) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01%, and (c) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

            (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

            (vi) No more than [ ]% of the Mortgage Loans by aggregate Cut-off Date Principal Balance are secured by Mortgaged Properties located in any one zip code area in the State of [Virginia] and no more than [ ]% of the Mortgage Loans by aggregate Cut-off Date Principal Balance are secured by Mortgaged Properties located in any one zip code area outside the State of [Virginia];

            (vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefore from the Mortgagor;

            (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

            (ix) No more than [   ]% of the Mortgage Loans by aggregate  Cut-off
      Date   Principal   Balance   were   underwritten   under  a  reduced  loan
      documentation program;

            (x) [Each] Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

            (xi) [None] of the Mortgage Loans are Buydown Mortgage Loans;

            (xii) Each Mortgage  Loan  constitutes  a qualified  mortgage  under
      Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

            (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

            (xiv)  Except with  respect to approximately [   ]% of the  Mortgage
      Loans, none of the Mortgage Loans are Cooperative Loans;

            (xv)  Except  with  respect to approximately [   ]% of the  Mortgage
      Loans, none of the Mortgage Loans were originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the

      Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

            (xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

            (xvii) [None] of the Mortgage Loans contains in the related Mortgage File a Destroyed Mortgage Note; and

            (xviii) [None] of the Mortgage Loans are Pledged Asset Loans or Additional Collateral Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Custodial Files to the Trustee or the Custodian.

      Upon discovery by any of the Company, the Master Servicer, the Trustee, or the Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders.
Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

      Section 2.04 Representations and Warranties of Residential  Funding.  (See
                   Section 2.04 of the Standard Terms)

      Section 2.05 Execution and Authentication of Class R Certificates.

      The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Custodial Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefore, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

      Section 2.06 [RESERVED].

      Section 2.07 [RESERVED].

      Section 2.08 Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms).

      Section 2.09 Agreement Regarding Ability to Disclose.

      The Company, the Master Servicer and the Trustee hereby agree, notwithstanding any other express or implied agreement to the contrary, that any and all Persons, and any of their respective employees, representatives, and other agents may disclose, immediately upon commencement of discussions, to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. For purposes of this paragraph, the terms "tax treatment" and "tax structure" are defined under Treasury Regulation ss. 1.6011-4(c).

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                             OF MORTGAGE LOANS

      Section 3.01 Master Servicer to Act as Servicer.  (See Section 3.01 of the
                   Standard Terms)

      Section 3.02 Subservicing    Agreements    Between   Master  Servicer  and
                   Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

      (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a Freddie Mac, Fannie Mae or HUD approved mortgage servicer. In addition, any Subservicer of a Mortgage Loan insured by the FHA must be an FHA-approved servicer, and any Subservicer of a Mortgage Loan guaranteed by the VA must be a VA-approved servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in
Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required by, permitted by or consistent with the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed; provided that, the Subservicing Agreement between the Master Servicer and [Wells Fargo], if any, will be upon such terms and conditions as are consistent with this Agreement and as the Master Servicer and the Subservicer have agreed, which may not be consistent with the Program Guide. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders. The Program Guide and any other Subservicing Agreement entered into between the Master Servicer and any

Subservicer shall require the Subservicer to accurately and fully report its borrower credit files to each of the Credit Repositories in a timely manner.

      (b) (See Section 3.02(b) of the Standard Terms)

      Section 3.03 Successor  Subservicers.  (See Section 3.03 of the Standard
                   Terms)

      Section 3.04 Liability  of the Master  Servicer.  (See Section 3.04 of the
                   Standard Terms)

      Section 3.05 No Contractual  Relationship  Between Subservicer and Trustee
                   or  Certificateholders.  (See  Section  3.05  of the Standard
                   Terms)

      Section 3.06 Assumption  or  Termination  of   Subservicing  Agreements by
                   Trustee. (See Section 3.06 of the Standard Terms)

      Section 3.07 Collection  of Certain  Mortgage Loan  Payments;  Deposits to
                   Custodial Account. (See Section 3.07 of the Standard Terms)

      Section 3.08 Subservicing Accounts;  Servicing Accounts. (See Section 3.08
                   of the Standard Terms)

      Section 3.09 Access to Certain Documentation and Information Regarding the
                   Mortgage Loans. (See Section 3.09 of the Standard Terms)

      Section 3.10 Permitted  Withdrawals  from   the  Custodial  Account.  (See
                   Section 3.10 of the Standard Terms)

      Section 3.11 Maintenance of the Primary  Insurance  Policies;  Collections
                   Thereunder. (See Section 3.11 of the Standard Terms)

      Section 3.12 Maintenance  of  Fire  Insurance  and  Omissions and Fidelity
                   Coverage. (See Section 3.12 of the Standard Terms)

      Section 3.13 Enforcement   of    Due-on-Sale   Clauses;    Assumption  and
                   Modification    Agreements;     Certain   Assignments.   (See
                   Section 3.13 of the Standard Terms)

      Section 3.14 Realization Upon Defaulted  Mortgage Loans. (See Section 3.14
                   of the Standard Terms)

      Section 3.15 Trustee  to  Cooperate;  Release  of  Custodial  Files.  (See
                   Section 3.15 of the Standard Terms)

      Section 3.16 Servicing and Other Compensation; Compensating Interest. (See
                   Section 3.16 of the Standard Terms)

      Section 3.17 Reports to the Trustee and the Company.  (See Section 3.17 of
                   the Standard Terms)

      Section 3.18 Annual  Statement as to Compliance.  (See Section 3.18 of the
                   Standard Terms)

      Section 3.19 Annual Independent Public Accountants' Servicing Report. (See
                   Section 3.19 of the Standard Terms)

      Section 3.20 Rights of the Company in Respect of the Master Servicer. (See
                   Section 3.20 of the Standard Terms)

      Section 3.21 Administration  of  Buydown  Funds.  (See Section 3.21 of the
                   Standard Terms)

      Section 3.22 Advance Facility. (See Section 3.22 of the Standard Terms)

                                   ARTICLE IV

                                   PAYMENTS TO
                               CERTIFICATEHOLDERS

      Section 4.01 Certificate Account. (See Section 4.01 of the Standard Terms)

      Section 4.02 Distributions.

      (a) On each Distribution Date, (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute (I) to the Master Servicer or a sub-servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a sub-servicer pursuant to Section 4.02(a)(iii) below, and
(II) to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), either (1) in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefore, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or (2) if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to
Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b) below), in each case to the extent of the Available Distribution
Amount:

            (i) to the Senior Certificates (other than the Principal Only Certificates) on a pro rata basis based on the Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided in the last paragraph of this Section 4.02(a);

            (ii) (X) to the Class A-P Certificates, the Class A-P Principal Distribution Amount (as defined in Section 4.02(b)(i) herein), until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero; and

                  (Y) to the  Senior  Certificates  (other  than the  Class  A-P
            Certificates), in the priorities and amounts set forth in Sections 4.02(b)(ii) through 4.02(d), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

                  (A) the Senior Percentage for such Distribution Date times the sum of the following:

                        (1) the  principal  portion of each Monthly  Payment due
                  during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                        (2) the Stated  Principal  Balance of any Mortgage  Loan
                  repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b) of the Standard Terms) pursuant to Sections 2.02, 2.03, 2.04 or
                  4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

                        (3)  the  principal  portion  of all  other  unscheduled
                  collections  (other  than  Principal  Prepayments  in Full and
                  Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in
                  Section 4.02(a)(ii)(Y)(2)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) including Subsequent Recoveries received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

                  (B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in
            Section 4.02(b)(i)(C) of this Series Supplement);

                  (C) the Senior  Accelerated  Distribution  Percentage for such
            Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

                  (D)  any  Excess   Subordinate   Principal   Amount  for  such
            Distribution Date;

                  (E) any amounts described in subsection (ii)(Y),  clauses (A),
            (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates; minus

                  (F) the Capitalization Reimbursement Amount for such Distribution Date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Senior Principal Distribution Amount, without giving effect to this clause
            (F), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount;

            (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

            (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

            (v) to the Holders of the Class M-1 Certificates, an amount equal to
      (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi), (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefore, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

            (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

            (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and
      (xv) of this Series Supplement are insufficient therefore, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

            (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

            (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefore, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

            (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

            (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and (xv) of this Series Supplement are insufficient therefore, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

            (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

            (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) of this Series Supplement are insufficient therefore, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

            (xiv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a)(xv) of this Series Supplement are insufficient therefore;

            (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

            (xvi) to the  Senior  Certificates,  in the  priority  set  forth in
      Section 4.02(b) of this Series Supplement, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

            (xvii) to the Class R Certificates, the balance, if any, of the Available Distribution Amount.

      Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that (1) a shortfall in the amounts available to pay Accrued Certificate Interest on any Class of Certificates results from an interest rate reduction in connection with a Servicing Modification, or (2) such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

      (b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

            (i) to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

                  (A) the related Discount  Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                  (B) the related Discount  Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments, Subsequent Recoveries and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                  (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Discount Mortgage Loan to the extent applied as recoveries of principal;

                  (D) any  amounts  allocable  to  principal  for  any  previous
            Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

                  (E) the amount of any Class A-P Collection Shortfalls for such
            Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; minus

                  (F) the related Discount Fraction of the portion of the Capitalization Reimbursement Amount for such Distribution Date, if any, related to each Discount Mortgage Loan; and

            (ii) the Senior Principal Distribution Amount shall be distributed in the following manner and priority:

                  (A) first, to the Class R Certificates,  until the Certificate
            Principal Balance thereof has been reduced to zero;

                  (B) second,  the balance of the Senior Principal  Distribution
            Amount  remaining  after the  distributions,  if any,  described  in section 4.02(b)(ii)(A) above will be distributed concurrently as follows:

                        (1) [ ]% of the amount described in Section 4.02(b)(ii)(B) will be distributed to the Class A-1 Certificates until the Certificate Principal Balance thereto has been reduced to zero; and

                        (2)  [  ]%  of   the   amount   described   in   Section
                  4.02(b)(ii)(B) will be distributed in the following manner and priority:

                              i. first, to the Class A-4 Certificates, an amount up to the Lockout Amount for that Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

                              ii. second, to the Class A-2 and Class A-3 Certificates, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                              iii. third, to the Class A-4 Certificates, without regard to the Lockout Amount for that distribution date, until the Certificate Principal Balance thereof has been reduced to zero.

      (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) of this Series Supplement in respect of principal among the Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans minus the Discount Fraction of the portion of the Capitalization Reimbursement Amount for such Distribution Date will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) herein will be distributed as set forth therein.

      (d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P Certificates, Class A-V Certificates, Class M Certificates and Class B Certificates, in each case as described herein.

      (e) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.07(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with the Highest Priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Lower Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. Any remaining Subsequent Recoveries will in turn be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Lower Priority up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

      (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefore except as otherwise provided by this Series Supplement or applicable law.

      (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on a future Distribution Date, the Master Servicer shall, no later than 40 days prior to such final distribution, notify the Trustee and the Trustee shall, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, distribute, or cause to be distributed to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

      Section 4.03 Statements to Certificateholders; Statements to Rating Agencies; Exchange Act Reporting. (See Section 4.03 of the Standard Terms and Exhibit Three hereto)

      Section 4.04 Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer. (See Section 4.04 of the Standard Terms)

      Section 4.05 Allocation of Realized Losses.

      Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all the Senior Certificates (other than the Class A-V Certificates and Class A-P Certificates) in the case of the principal portion of such loss on a pro rata basis and among all of the Senior Certificates (other than the Class A-P Certificates) in the case of the interest portion of such loss on a pro rata basis, as described below.

      On any Distribution Date, Realized Losses will be allocated as set forth herein after distributions of principal on the Certificates as set forth herein.

      As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that no such reduction shall reduce the aggregate Certificate Principal Balance of the Certificates below the aggregate Stated Principal Balance of the Mortgage Loans. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses (other than any interest rate reduction resulting from a Servicing Modification) shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the interest portion of a Realized Loss resulting from an interest rate reduction in connection with a Servicing Modification shall be made by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

      Section 4.06 Reports  of  Foreclosures   and  Abandonment  of  Mortgaged
                    Property. (See Section 4.06 of the Standard Terms)

      Section 4.07 Optional   Purchase   of   Defaulted   Mortgage  Loans.  (See
                   Section 4.07 of the Standard Terms)

      Section 4.08 Surety Bond. (See Section 4.08 of the Standard Terms)

                                   ARTICLE V

                                THE CERTIFICATES

                      (SEE ARTICLE V OF THE STANDARD TERMS)

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER
                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                  ARTICLE VII

                                     DEFAULT
                     (See Article VII of the Standard Terms)

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX

              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES
                     (See Article IX of the Standard Terms)

                                   ARTICLE X

                                REMIC PROVISIONS

      Section 10.01 REMIC  Administration.  (See Section  10.01 of the Standard
                    Terms).

      Section 10.02 Master    Servicer;    REMIC   Administrator   and   Trustee
                    Indemnification. (See Section 10.02 of the Standard Terms).

      Section 10.03 Designation of REMIC(s).

      The REMIC Administrator will make an election to treat the entire segregated pool of assets (including the Mortgage Loans but excluding the Initial Monthly Payment Fund) described in the definition of Trust Fund, and subject to this Agreement, as a REMIC for federal income tax purposes.

      The Class [A-1, Class A-2, Class A-3, Class A-4, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3] Certificates and the Uncertificated Class A-V REMIC Regular Interests, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined in the Standard Terms) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c) of the Standard Terms, any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

      Section 10.04 Distributions on the Uncertificated Class A-V REMIC Regular Interests.

      (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated Class A-V REMIC Regular Interests, Uncertificated Accrued Interest on the Uncertificated Class A-V REMIC Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date.

      (b) In determining from time to time the Uncertificated Class A-V REMIC Regular Interest Distribution Amounts, Realized Losses allocated to the Class A-V Certificates under Section 4.05 shall be deemed allocated to Uncertificated Class A-V REMIC Regular Interests on a pro rata basis based on the Uncertificated Class A-V REMIC Accrued Interest for the related Distribution Date.

      (c) On each Distribution Date, the Trustee shall be deemed to distribute from the Trust Fund, in the priority set forth in Section 4.02(a), to the Class A-V Certificates, the amounts distributable thereon from the Uncertificated Class A-V REMIC Regular Interest Distribution Amounts deemed to have been received by the Trustee from the Trust Fund under this Section 10.04. The amount deemed distributable hereunder with respect to the Class A-V Certificates shall equal 100% of the amounts payable with respect to the Uncertificated Class A-V REMIC Regular Interests.

      (d) Notwithstanding the deemed distributions on the Uncertificated Class A-V REMIC Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

      Section 10.05 Compliance with Withholding Requirements.

      Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      Section 11.01 Amendment. (See Section 11.01 of the Standard Terms)

      Section 11.02 Recordation of Agreement,  Counterparts.  (See Section 11.02
                    of the Standard Terms)

      Section 11.03 Limitation    on    Rights    of   Certificateholders.  (See
                    Section 11.03 of the Standard Terms)

      Section 11.04 Governing Laws. (See Section 11.04 of the Standard Terms)

      Section 11.05 Notices.

      All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:

          Recipient                           Address
---------------------------- ---------------------------------------
Company                      8400 Normandale Lake Boulevard
                             Suite 250, Minneapolis, Minnesota 55437,
                             Attention: President

Master Servicer              2255 N. Ontario Street, Suite 400
                             Burbank, California 91504-2130,
                             Attention: Managing Director/Master Servicing

Trustee                      [________________]
                             [Trustee Address]
                             Attention:  Structured Finance/RFMSI 2006-S11

[Fitch Ratings               One State Street Plaza
                             New York, New York  10004

Standard & Poor's            55 Water Street
                             New York, New York 10041]

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      Section 11.06  Required  Notices to  Rating Agency and  Subservicer.  (See
                     Section 11.06 of the Standard Terms)

      Section 11.07 Severability of Provisions. (See Section 11.07 of the Standard Terms)

      Section 11.08  Supplemental Provisions for  Resecuritization. (See Section
                     11.08 of the Standard Terms)

      Section 11.09  Allocation of Voting Rights.

      [98.0]% of all Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and the Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates, [1.0]% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates in accordance with their respective Percentage Interests and [1.0]% of all Voting Rights shall be allocated among the Holders of the Class R Certificates, respectively, in accordance with their respective Percentage Interests.

      Section 11.10 No Petition. (See Section 11.10 of the Standard Terms).

                                  ARTICLE XII

                          COMPLIANCE WITH REGULATION AB
                     (SEE ARTICLE XII OF THE STANDARD TERMS)

      IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


[Seal]                                  RESIDENTIAL FUNDING MORTGAGE
                                          SECURITIES I, INC.

Attest:                                 By:
       ------------------------------       --------------------------------
Name:                                   Name:
Title:                                  Title:


[Seal]                                  RESIDENTIAL FUNDING COMPANY, LLC


Attest:                                 By:
       ------------------------------       --------------------------------
Name:                                   Name:
Title:                                  Title:


[Seal]                                  [_________________],
                                        as Trustee


Attest:                                 By:
       ------------------------------       --------------------------------
Name:                                   Name:
Title:                                  Title:

STATE OF MINNESOTA                 )
                                   ) ss.:
COUNTY OF HENNEPIN                 )

      On the _____ day of [_______] 20[__]before me, a notary public in and for said State, personally appeared __________________, known to me to be a ____________ of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      Notary Public

                                      -----------------------------------

[Notarial Seal]

STATE OF MINNESOTA                 )
                                   ) ss.:
COUNTY OF HENNEPIN                 )

      On the ____ day of [_________] 20[__] before me, a notary public in and for said State, personally appeared ____________, known to me to be an ____________ of Residential Funding Company, LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such company executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      Notary Public

                                      -----------------------------------

[Notarial Seal]

STATE OF                           )
                                   ) ss.:
COUNTY OF                          )

      On the ___ day of [_________] 20[__] before me, a notary public in and for said State, personally appeared ____________, known to me to be an ____________ of [_________________], a [national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said [national banking association] and acknowledged to me that such [national banking association] executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      Notary Public

                                      -----------------------------------

[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE

                    (Available from the Company upon request)


                                   EXHIBIT 1

                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS

                    (Available from the Company upon request)


                                   EXHIBIT 2

                                  EXHIBIT THREE
                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

      (i) the applicable Record Date, Determination Date and Distribution Date;

      (ii) the aggregate amount of payments received with respect to the Mortgage Loans, including prepayment amounts;

      (iii) the Servicing Fee and Subservicing Fee payable to the Master Servicer and the Subservicer;

      (iv) the amount of any other fees or expenses paid;

      (v) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

      (vi) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

      (vii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefore, the amount of the shortfall;

      (viii) the aggregate Certificate Principal Balance of each Class of Certificates and the Senior Percentage, before and after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

      (ix) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

      (x) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

      (xi) if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date;

      (xii) the number and Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date and the number of Mortgage Loans at the beginning and end of the preceding Due Period;

      (xiii) on the basis of the most recent reports furnished to it by Sub-Servicers, the number and Stated Principal Balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and Stated Principal Balance of Mortgage Loans that are in foreclosure;


                                  EXHIBIT 3-1

      (xiv) the aggregate amount of Realized Losses for such Distribution Date;

      (xv) the amount, terms and general purpose of any Advance by the Master Servicer pursuant to Section 4.04;

      (xvi) any material modifications, extensions or waivers to the terms of the Mortgage Loans during the Due Period or that have cumulatively become material over time;

      (xvii)  any  material  breaches  of  Mortgage  Loan   representations   or
warranties or covenants in the Agreement.

      (xviii) the related Subordinate Principal Distribution Amount;

      (xix) the number, Stated Principal Balance and actual principal balance of REO Properties;

      (xx) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

      (xxi) the Pass-Through Rate with respect to the Class A-V Certificates;

      (xxii) the Notional Amount with respect to each class of Interest Only Certificates;

      (xxiii) the occurrence of the Credit Support Depletion Date;

      (xxiv) the Senior Accelerated Distribution Percentage for applicable to such distribution;

      (xxv) the Senior Percentage for such Distribution Date; and

      (xxvi) the aggregate amount of any recoveries on previously foreclosed loans from Sellers.

In the case of information furnished pursuant to clauses (v) and (vi) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

The    Trustee's    internet    website    will    initially   be   located   at
[______________].com. To receive this statement via first class mail, telephone the Trustee at 1 (800) [_________].


                                  EXHIBIT 3-2

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
               AGREEMENT DATED AS OF [______________] 1, 20[____]


                                  EXHIBIT 4-1